Exhibit 16.1

January 12, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Marathon Patent Group, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 12, 2017, and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

10960 Wilshire Blvd. 7th Floor Los Angeles, CA 90024 T: 310.477.3924 F: 310.478.6070

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